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                                                                       EXHIBIT 5

            [LETTERHEAD OF HILL & BARLOW, A PROFESSIONAL CORPORATION]


CHARLES JOHNSON
DIRECT LINE: 617-428-3061
CJOHNSON@HILLBARLOW.COM

                                 July 26, 2002

Viisage Technology, Inc.
30 Porter Road
Littleton, MA 01460

   Re: Viisage Technology, Inc. (the "Company") Registration Statement on Form
   S-3

Ladies and Gentlemen:

     At your request, we are rendering this opinion in connection with a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement") relating to the registration and resale of 188,000 shares (the "Shares") of common stock ($.001 par value) of the Company (the "Common Stock") underlying options granted to certain employees and former employees of Lau Technologies, an affiliate of the Company.

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity of the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warrants contained in the records, documents, instruments and certificates we have reviewed.

     Based on the foregoing, we express the following opinions:

     1.   The Shares have been duly authorized by the Company.

     2. When issued in accordance with the terms of the respective options, the Shares will be validly issued, fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" when the meaning of such terms as used in the Securities Act of 1933, as amended, or

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the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,

                                       Hill & Barlow, A Professional Corporation

                                       /s/ Charles J. Johnson

                                       Charles J. Johnson, a Member of the Firm